AGREEMENT AND PLAN OF MERGER AND REORGANIZATION












                                    Aerocom Industries, Inc.
                                    Unique Merger Sub, Inc.
                                    Unique Mobility, Inc.
                                    Thomas J. Lang, James M. Buschy,
                                    Robert C. Jeffers and Gary P. Morton














                                                 January 16, 1998





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

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                                TABLE OF CONTENTS

I.  THE MERGER AND REORGANIZATION.................................................................................1
       1.1      The Merger........................................................................................1
                ----------
       1.2      Merger Consideration..............................................................................2
                --------------------
       1.3      Conversion of Shares..............................................................................2
                --------------------
       1.4      Tax Status of Reorganization......................................................................2
                ----------------------------
       1.5      Delivery of Certificates..........................................................................3
                ------------------------
       1.6      Closing...........................................................................................3
                -------
       1.7      Articles of Incorporation and Bylaws of the Surviving Corporation.................................3
                -----------------------------------------------------------------
       1.8      Board of Directors and Officers...................................................................3
                -------------------------------
       1.9      Dissenters Rights.................................................................................3
                -----------------

II.  REPRESENTATIONS AND WARRANTIES OF
AEROCOM AND THE SHAREHOLDERS......................................................................................3
       2.1      Organization......................................................................................3
       2.2      Capitalization....................................................................................4
       2.3      Authorization.....................................................................................4
       2.4      No Violation; Consents and Approvals..............................................................4
       2.5      Subsidiaries and Other Capital Stock..............................................................5
       2.6      Financial Statements..............................................................................5
       2.7      Absence of Undisclosed Liabilities................................................................5
       2.8      Absence of Certain Changes or Events..............................................................5
       2.9      Title to and Condition of Non-Real Estate Assets..................................................6
       2.10     Real Property.....................................................................................6
       2.11     Transactions with Affiliates......................................................................6
       2.12     Trademarks and Similar Rights.....................................................................7
       2.13     Insurance.........................................................................................7
       2.14     Contracts and Agreements..........................................................................7
       2.15     Purchase Orders...................................................................................8
       2.16     Accounts Receivable...............................................................................8
       2.17     Licenses and Permits..............................................................................8
       2.18     Bank Accounts.....................................................................................8
       2.19     Litigation........................................................................................8
       2.20     Employee Compensation; Employee Matters...........................................................8
       2.21     Employee Benefit Plans............................................................................9
       2.22     Collective Bargaining, Employment and Non-Competition Agreements.................................11
       2.23     Taxes and Tax Returns............................................................................11
       2.24     Compliance with Applicable Laws..................................................................12
       2.25     SEC Disclosure...................................................................................12
       2.26     Inventory........................................................................................13


III.  REPRESENTATIONS AND WARRANTIES OF
       UNIQUE AND UNIQUE SUB.....................................................................................13

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       3.1      Organization.....................................................................................13
                ------------
       3.2      Capitalization...................................................................................13
                --------------
       3.3      Authorization....................................................................................13
                -------------
       3.4      No Violation; Consents and Approvals.............................................................14
                ------------------------------------
       3.5      SEC Filings and Financial Statements.............................................................14
                ------------------------------------
       3.6      Merger Stock.....................................................................................15
                ------------
       3.7      Litigation.......................................................................................15
                ----------
       3.8      SEC Disclosure...................................................................................15
                --------------

IV.  COVENANTS OF THE SHAREHOLDERS
        AND AEROCOM..............................................................................................15
       4.1      Announcements and Communications.................................................................15
       4.2      Notice of Certain Actions........................................................................15
       4.3      No-Shop Provision................................................................................15
       4.4      Conduct of Business Pending the Merger...........................................................16
       4.5      Cause Conditions to be Satisfied.................................................................17

V.  COVENANTS OF UNIQUE AND UNIQUE SUB...........................................................................17
       5.1      Announcements and Communications.................................................................17
                --------------------------------
       5.2      Capitalization of Aerocom........................................................................17
                -------------------------
       5.3      Buy-Back of Equipment............................................................................17
                ---------------------
       5.4      Cause Conditions to be Satisfied.................................................................18
                --------------------------------

VI.  UNIQUE COMMON STOCK - REGISTRATION RIGHTS...................................................................18
       6.1      Unique Common Stock to be Issued.................................................................18
                --------------------------------
       6.2      Restrictive Legend...............................................................................18
                ------------------
       6.3      Information......................................................................................18
                -----------
       6.4      Registration Rights..............................................................................19
                -------------------
       6.5      Post-Effective Matters...........................................................................20
                ----------------------
       6.6      Additional Governmental Approval.................................................................21
                --------------------------------
       6.7      Registration Expenses............................................................................21
                ---------------------

VII.  UNIQUE DUE DILIGENCE.......................................................................................21
       7.1      Unique Due Diligence.............................................................................21
       7.2      Supplemental Disclosure..........................................................................22

VIII.  CONDITIONS PRECEDENT......................................................................................22
       8.1      Conditions Precedent to Unique's and Unique Sub's Obligations....................................22
       8.2      Conditions Precedent to Aerocom's and the Shareholders' Obligations..............................23

IX.  DOCUMENTS TO BE DELIVERED AT CLOSING........................................................................24
       9.1      Documents to be Delivered by Aerocom or the Shareholders at the
                  Closing........................................................................................24
                ---------
       9.2      Documents to be Delivered by Unique and Unique Sub at the Closing................................25
                -----------------------------------------------------------------


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X.  INDEMNIFICATION..............................................................................................25
       10.1     Survival of Representations and Warranties.......................................................25
                ------------------------------------------
       10.2     Indemnification..................................................................................26
                ---------------
       10.3     Escrowed Shares; Indemnification Offsets.........................................................26
                ----------------------------------------
       10.4     Indemnification Procedure; Arbitration...........................................................26
                --------------------------------------
       10.5     Escrow Not to Limit Indemnification..............................................................27
                -----------------------------------

XI.  CERTAIN AGREEMENTS..........................................................................................28
       11.1     Confidential Information.........................................................................28
                ------------------------
       11.2     Liability for Events Prior to the Closing Date...................................................28
                ----------------------------------------------
       11.3     Preparation of Registration Statement............................................................28
                -------------------------------------
       11.4     Destruction of Assets............................................................................29
                ---------------------
       11.5     Termination......................................................................................29
                -----------
       11.6     Tax Compliance; Final Tax Return.................................................................30
                --------------------------------
       11.7     Assignment of Name...............................................................................30
                ------------------

XII.  MISCELLANEOUS..............................................................................................30
       12.1     Expenses.........................................................................................30
                --------
       12.2     Notices..........................................................................................30
                -------
       12.3     Entire Agreement.................................................................................31
                ----------------
       12.4     Headings.........................................................................................31
                --------
       12.5     Successors in Interest...........................................................................31
                ----------------------
       12.6     Counterparts.....................................................................................31
                ------------
       12.7     Governing Law....................................................................................32
                -------------
       12.8     Brokerage........................................................................................32
                ---------
       12.9     Waiver...........................................................................................32
                ------
       12.10    Remedies for Breach; Specific Performance........................................................32
                -----------------------------------------
       12.11    Construction.....................................................................................32
                ------------
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


       THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January
16,  1998  (the  "Agreement"),  is made and  entered  into by and  among  Unique
Mobility,  Inc., a Colorado corporation  ("Unique"),  Unique Merger Sub, Inc., a
Colorado  corporation  and  a  subsidiary  of  Unique  ("Unique  Sub"),  Aerocom
Industries, Inc., a Colorado corporation ("Aerocom"), (Aerocom and Unique Sub being hereinafter sometimes referred to as the "Constituent Corporations"), and Thomas J. Lang ("Lang"), James M. Buschy ("Buschy"), Robert C. Jeffers and Gary
P. Morton (the "Shareholders").

       Whereas, the Shareholders together own 100% of the issued and outstanding capital stock of Aerocom;

       WHEREAS,  the Boards of Directors  of each of Unique,  Aerocom and Unique
Sub have approved the proposed merger, on the terms and conditions set forth in this Agreement, whereby Unique Sub shall merge with and into Aerocom (the
"Merger") and the Shareholders will exchange their shares of common stock of Aerocom (the "Aerocom Common Stock"), for shares of common stock of Unique (the
"Unique Common Stock"); and

       WHEREAS, the parties' obligations under this Agreement are conditioned upon the Merger being declared effective by the Secretary of State of the State of Colorado;

       NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                        I. THE MERGER AND REORGANIZATION

         1.1 The Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, Unique Sub shall be merged with and into Aerocom, the separate existence of Unique Sub shall cease, and Aerocom shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Colorado. The Merger shall be consummated when a properly executed and certified copy of Articles of Merger is filed in accordance with the Colorado Business Corporation Act (the "CBCA") with the Secretary of State of the State of Colorado and the Secretary of State issues a Certificate of Merger (hereinafter the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent
Corporations, all as set forth in Sections 7-111-101 et seq. of the CBCA.

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         1.2 Merger  Consideration.  (a) In  consideration  for the Merger,  the shareholders of Aerocom (the "Shareholders")  shall receive the "Purchase Price"
(as defined  below).  The Purchase  Price shall be $3,999,000  plus (i) the book value of  Aerocom's  current  assets as of  January  1, 1998 minus (ii) the book value of Aerocom's current liabilities and long-term debt as of January 1, 1998.
The  Shareholders  shall receive 10% of the Purchase Price on the Effective Date in  immediately  available  funds and the balance shall be paid on the Effective
Date in the form of Unique Common  Stock.  The number of shares of Unique Common
Stock to be  delivered  shall be based upon a price of $8.18 per share of Unique
Common  Stock.  10% of the shares of the Unique Common Stock that is due to each
Shareholder  at the  Effective  Date shall be  delivered  to Norwest  Investment
Management  & Trust as  escrow  agent  (the  "Escrow  Agent")  with  assignments executed  in blank  to be held  pursuant  to the  Escrow  Agreement  in the form attached hereto as Exhibit 1.2 (the "Escrow Shares").

     (b)  Aerocom  has  estimated  the  Purchase  Price  to be  $3,377,020  (the
"Estimated Purchase Price").  The computation of the actual Purchase Price shall initially  be made by Lang and  delivered  to Unique  within  45 days  after the
Effective Date along with all accountants' work papers and similar documentation used in making such  determination.  If Unique objects to the computation of the
Purchase Price as of the Effective  Date made by Lang,  then Unique shall notify
Lang of such objection  within ten days of receipt of such  computation.  If the parties cannot resolve such  objections  within 30 days of such  notification by
Unique,  then Unique and Lang shall  jointly  select an accountant or accounting
firm  to  resolve  such  matters   which  may,  if  Unique  in  its   reasonable
determination  believes to be  necessary,  undertake  an audit of  Aerocom.  The decision of such accounting  firm shall be binding upon Aerocom,  Unique and the
Shareholders.  If the accountant or accounting firm selected determines that the actual  Purchase  Price on the  Effective  Date has decreased by five percent or more from that initially determined by Lang, then the Shareholders shall pay the fees and  disbursements of such accounting firm. In all other instances the fees and expenses of such firm shall be paid by Unique.

     (c) The number of shares of Unique Common Stock issued to the Shareholders upon the Merger shall be adjusted accordingly in the event a stock split, stock dividend or similar event becomes effective between the date of this Agreement and the Effective Date.

         1.3 Conversion of Shares. As specified in the Articles of Merger, upon effectiveness of the Merger, by virtue of the Merger and without any further action on the part of any of Unique, Unique Sub, Aerocom, or the Shareholders, all of the outstanding shares of Aerocom Common Stock shall be converted into the Purchase Price. Each outstanding share of Unique Sub capital stock shall be converted into one share of the Surviving Corporation. Fractional shares shall be rounded to the nearest whole number in an effort to equitably account for otherwise fractional shares. No fractional shares or cash in lieu of fractional shares will be issued.

         1.4 Tax Status of Reorganization. The parties intend that the Merger shall constitute a tax-free reorganization within the meaning of Section
368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"),except to the extent of the cash portion of the Purchase
Price.

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     1.5 Delivery of Certificates. On the Effective Date, the Shareholders shall surrender all certificates representing the Aerocom Common Stock to Unique.

         1.6 Closing.  Subject to the provisions of this Agreement,  the closing
(the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite
4100, Denver, Colorado on January 16, 1998 at 3:00 p.m., or at such other time, place or date as Unique, Unique Sub, the Shareholders and Aerocom may mutually agree; provided, however, that if a condition to the Closing set forth in
Article VIII shall not have been fulfilled or waived at such time, any party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after January 31, 1998, unless the parties otherwise agree in writing. The date and time of such Closing are herein referred to as the "Closing Date." Concurrently with the Closing, the Articles of Merger shall be filed with the Secretary of State of the State of Colorado. Closing shall be conditioned upon the effectiveness of the Merger.

         1.7 Articles of Incorporation and Bylaws of the Surviving  Corporation.
The Articles of Incorporation and Bylaws of Aerocom, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by law.

         1.8 Board of Directors  and  Officers.  The  directors  and officers of
Unique Sub  immediately  prior to the Merger shall be the initial  directors and officers of the Surviving Corporation. Each of such directors and officers is to
hold  office,   subject  to  the  applicable   provisions  of  the  Articles  of
Incorporation  and  Bylaws  of  the  Surviving  Corporation,  until  his  or her successors  are duly elected and  qualified,  or upon his or her earlier  death, resignation  or  removal.  The  Surviving  Corporation  may add such  additional officers and directors on or after the Closing Date as it shall see fit.

     1.9 Dissenters Rights. Each Shareholder hereby waives any and all rights to dissent from the Merger pursuant to the provisions of Section 7-113-101 et seq., a copy of which is attached hereto as Exhibit B.

                      II. REPRESENTATIONS AND WARRANTIES OF
                          AEROCOM AND THE SHAREHOLDERS

         Aerocom  and  the  Shareholders,   jointly  and  severally,   covenant,
represent  and  warrant  with and to Unique,  its  successors  and  assigns,  as follows:

         2.1 Organization. Aerocom (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, (ii) has full corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted,
(iii) is duly qualified to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary, and all such jurisdictions are listed in
Section 2.1 of the disclosure

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schedule delivered by Aerocom and the Shareholders to Unique and Unique Sub (the
"Disclosure Schedule"), and (iv) is in good standing in each jurisdiction in which it is qualified to do business. The minute books of Aerocom made available to Unique for review contain complete and accurate records of all meetings and other corporate actions held or taken of Aerocom's Board of Directors, the committees thereof, and the Shareholders. All actions reflected in said books were duly and validly taken in compliance with the laws of the applicable jurisdiction.

         2.2 Capitalization. The authorized capital stock of Aerocom and the number of such shares which are issued and outstanding and which are owned by the Shareholders or others are as set forth on Section 2.2 of the Disclosure
Schedule. All issued and outstanding shares of Aerocom's capital stock have been duly and validly issued and are fully paid and nonassessable, free of any claim of preemptive rights, and no shares are held in treasury. There are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to Aerocom's authorized or issued capital stock or which could require the issuance of capital stock by Aerocom. There are no voting trusts or other agreements or understandings to which Aerocom is a party with respect to the voting of the capital stock of Aerocom.

         2.3 Authorization. This Agreement and the Articles of Merger, the execution and delivery hereof and thereof by Aerocom, the Merger and the performance by Aerocom of its obligations and undertakings referenced herein and under the Articles of Merger, have been duly authorized and approved by the Shareholders and Board of Directors of Aerocom. The officers executing this Agreement on behalf of Aerocom have authority to do so and upon execution this Agreement by such officers and the Shareholders, this Agreement shall be the valid and binding obligation of Aerocom and the Shareholders.

         2.4 No  Violation;  Consents  and  Approvals.  Except  as set  forth in
Section 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Articles of Merger by Aerocom, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Aerocom under (i) the provisions of the Articles of Incorporation or the Bylaws of Aerocom, (ii) the provisions of any obligation, indenture, agreement, permit or other instrument to which Aerocom is a party or which Aerocom holds, or (iii) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over Aerocom. Except for (i) filing and recordation of the Articles of Merger and such other appropriate merger documents as may be required by the CBCA, and (ii) any filings required in connection with the issuance of the shares of Unique Common Stock, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by Aerocom or the Shareholders of this Agreement and the Articles of Merger or the consummation by them of the transactions contemplated hereby and thereby.


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         2.5  Subsidiaries  and Other Capital  Stock.  Aerocom does not have any subsidiaries.  As used herein, the term "subsidiaries"  means any corporation or other  entity  in which  Aerocom  is  entitled  by virtue  of its  ownership  of securities  (or  equivalent  interests) to elect a majority of the directors (or persons performing equivalent functions).  Except as disclosed in Section 2.5 of the  Disclosure  Schedule,  Aerocom does not own,  directly or  indirectly,  any capital stock or other equity  securities of any  corporation or have any direct or  indirect  equity or  ownership  interest  in any other  business.  Except as disclosed in Section 2.5 of the Disclosure Schedule,  all capital stock or other equity securities of any corporation owned, directly or indirectly,  by Aerocom, is owned free and clear of all liens, options,  encumbrances,  pledges, security interests, claims or charges of any kind, and are validly issued, fully paid and nonassessable,  with no personal  liability  attaching to the ownership thereof, and there are no outstanding options,  rights or agreements of any kind relating to the sale or transfer of any such capital stock or other equity securities.

         2.6          Financial Statements.

     (a) Section 2.6 of the Disclosure Schedule sets forth true and correct copies of the reviewed balance sheet and income statement of Aerocom for the years ended December 31, 1996 and 1995 and the unaudited balance sheet and income statement of Aerocom for the year months ended December 31, 1997. The foregoing Financial Statements and income statements are collectively referred to herein as the "Financial Statements."

     (b) The Financial Statements have been prepared from the books and records of Aerocom as, at and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, and present fairly the financial position of Aerocom, and the results of its operations, as, at and for the periods indicated. Aerocom has in its possession, and will deliver to Unique upon request, all supporting documentation and work papers relating to the Financial
Statements to permit Unique to restate its financial statements if required.

         2.7 Absence of Undisclosed Liabilities. Except to the extent shown on the Financial Statements or in Section 2.7 of the Disclosure Schedule, as of December 31, 1997 Aerocom did not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

         2.8  Absence  of  Certain  Changes  or  Events.  Except as set forth on
Section 2.8 of the Disclosure Schedule, since January 1, 1997, there has not been (a) any adverse change in the business, properties, assets, financial condition or results of operation which would be material to Aerocom; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of Aerocom; (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of Aerocom Common Stock, or any redemption or other acquisition of such stock by Aerocom; (d) any increase in the compensation payable or to become payable by Aerocom to its officers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees; (e) any labor or employee

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dispute  involving  Aerocom,  other  than  routine  matters,  none of  which  is material; (f) any borrowing or lending of money or guarantee of any obligation by Aerocom; (g) any adoption, amendment or termination of any employee benefit plan or arrangement of Aerocom; (h) any disposition of any material properties or assets used in the business of Aerocom other than sales of inventory in the ordinary course of its business; (i) any engagement by Aerocom in activities outside the ordinary course of its business; (j) the incurring of any liability of Aerocom (whether absolute or contingent) except liabilities which were incurred in the ordinary course of business; (k) any changes in Aerocom's distribution system or changes in inventory policy; (l) any change in the general pricing policy of Aerocom for its services or any general price increase charged for Aerocom's goods and services; or (m) any agreement (whether oral or written) to do any of the foregoing.

         2.9 Title to and Condition of Non-Real Estate Assets. Except for such assets as have been disposed of in the ordinary conduct of Aerocom's business, Aerocom has good and marketable title to, or valid leasehold interests in, all non-real estate assets reflected on the Financial Statements or acquired by it after December 31, 1997, free and clear of all liens, claims, mortgages, charges, easements or other encumbrances of any kind whatsoever except: (i) to the extent reflected or reserved against on the Financial Statements, or (ii) for liens for property taxes not yet due. All the fixed assets reflected on the Financial Statements, and those assets acquired since the date thereof, and not disposed of as permitted hereunder, constitute all the fixed assets now used by Aerocom and necessary to conduct its business as it is being conducted on the date hereof and all leases of such fixed assets will, at the Closing, be in full force and effect. To the best of the Shareholders' knowledge, all such fixed assets, including all mechanical and component parts thereof, are in good working condition, have been and will be properly maintained, and are not in need of repair or replacement. All items of inventory are in good condition and consist of items of a quality and quantity usable in the ordinary course of Aerocom's business. The amount of inventory is sufficient in quality and quantity to operate the business of Aerocom in the ordinary course. Aerocom shall deliver to Unique prior to Closing a computer-generated fixed asset register which will list all items of machinery, equipment and similar property
(including vehicles) owned by Aerocom on the Closing Date.

         2.10 Real Property. Each parcel of real property owned by Aerocom, including the legal description and address thereof, is listed on Section 2.10 of the Disclosure Schedule, and copies of all deeds, purchase documents, mortgages, other encumbrances and title insurance policies or lawyer's title opinions relating to such parcels have been provided to Unique. Aerocom has good and marketable title to such real property, and such real property is subject only to normal easements and restrictions that do not interfere with Aerocom's use and currently intended future use of the real estate. Section 2.10 of the Disclosure Schedule also lists all leases for real estate to which Aerocom is a party. Copies of all such leases have been delivered to Unique. Aerocom is not in default and no event of default has occurred under any such lease. No consent to the Merger or the consummation of the transactions contemplated hereby is required by the terms of any such lease.

     2.11 Transactions with Affiliates. Except as set forth in Section 2.11 of the Disclosure Schedule and except for compensation or other customary employee benefits

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                                                         6


provided in the ordinary course of business, since December 31, 1997, Aerocom has not entered into or been a party to any transaction which provided for payment to or from, or the transfer of, any Company property to or from any Shareholder, any director, officer or other employee of Aerocom, any member of the family of any such person or any corporation, partnership, trust or other entity in which any such person has an ownership interest or is an officer, director, partner or trustee.

         2.12 Trademarks and Similar Rights. Section 2.12 of the Disclosure Schedule sets forth (a) all patents and patent applications, registered copyrights and copyright registration applications, registered trademarks and trademark registration applications, and registered trade names and trade name registration applications, owned in whole or in part by Aerocom and used in the conduct of its business, and (b) all licenses from third parties under which Aerocom has been given the right to use any of the foregoing in the conduct of its business. Except as indicated in Section 2.12 of the Disclosure Schedule, neither the validity of, nor Aerocom's rights under, any of the items listed therein, is being questioned or contested by others.

         2.13 Insurance. Section 2.13 of the Disclosure Schedule sets forth all insurance contracts in force with respect to Aerocom and its property, copies of which have previously been made available to Unique; all such insurance contracts are in full force and effect and will continue to be renewed and/or maintained so as to be in full force and effect at the Closing. Aerocom will notify Unique if any policies contain cancellation penalties or similar penalties upon cancellation.

         2.14 Contracts and Agreements. Section 2.14 of the Disclosure Schedule sets forth a description of (a) all contracts and agreements (whether written or oral) and all amendments thereto or modifications thereof to which Aerocom is a party or by which it is bound which involve future payments by or to Aerocom of $50,000 or more other than contracts which are terminable by Aerocom upon 30 days or less notice without cost or expense to Aerocom and (b) all notes, mortgages, pledges, deeds of trust, security, loan or credit agreements and similar instruments or arrangements to which Aerocom is a party or by which it is bound and all amendments or modifications thereof (collectively (a) and (b), referred to as the "Contracts"), together in each case with copies of all such agreements, contracts and other instruments as Unique may reasonably request. Except as set forth in Section 2.14 of the Disclosure Schedule:

                      (i) each Contract is a valid and binding agreement of Aerocom and, to the best of each Shareholder's and Aerocom's knowledge, is a valid and binding agreement of the other parties thereto; and

                      (ii) Aerocom has fulfilled all obligations required pursuant to each Contract to have been performed by Aerocom on its part prior to the date hereof, and Aerocom has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof; and

     (iii) there has not occurred any default under any Contract on the part of Aerocom; Aerocom has no knowledge that any default under any Contract on the part of

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                                                         7
         the other parties thereto has occurred; and Aerocom has no knowledge that any event has occurred which with the giving of notice or the lapse of time, or both, would constitute any default under any of the Contracts.

     2.15 Purchase Orders. Aerocom does not have, and will not have at Closing, any written or oral purchase order or purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any excessive price.

         2.16 Accounts Receivable. A complete list of all accounts, notes and other receivables of Aerocom as of December 31, 1997 and the aging thereof has been separately delivered to Unique. All such accounts receivable and those arising from December 31, 1997 through the Closing, arose in the ordinary course of business and no entitlement to or claims of offset or reduction have been made or exist and, subject to any allowance for doubtful accounts set forth on the Financial Statements, all such accounts are fully collectible without offset or compromise within 90 days of Closing except as otherwise disclosed in Section
2.16 of the Disclosure Schedule.

         2.17 Licenses and Permits. Section 2.17 of the Disclosure Schedule sets forth a list of, by facility location, and Aerocom is in possession of, all licenses, permits and authorizations required for the conduct of Aerocom's business (the "Permits"), and the Permits are valid and in full force and effect. Except as set forth in Section 2.17 of the Disclosure Schedule, Aerocom is in compliance with all conditions or requirements imposed by or in connection with the Permits and with respect to the conduct of its business and Aerocom has not received notice and Aerocom does not have any knowledge or reason to believe that any authority intends to cancel, terminate or modify any of the Permits or adopt or modify rules and regulations which would adversely affect the Permits.

         2.18 Bank Accounts. Section 2.18 of the Disclosure Schedule sets forth the name and address of each bank in which Aerocom has an account or safety deposit box, the designation of such account and the names of all persons authorized to draw thereon or enter therein, as may be the case.

         2.19 Litigation. Section 2.19 of the Disclosure Schedule sets forth any and all actions, suits, claims, proceedings, investigations or inspections pending or threatened against or affecting Aerocom or any of its properties or rights in any court or before any governmental authority.

         2.20 Employee Compensation; Employee Matters. Section 2.20 of the Disclosure Schedule sets forth, by facility location, the names, positions, dates of hire and current compensation, including bonuses and customary commissions, of all present officers and employees of Aerocom whose annual compensation was $30,000 or more in calendar year 1997 or if not employed throughout 1997, is expected to exceed $30,000 in calendar year 1998.
Except as set forth in Section 2.20 of the Disclosure Schedule:


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                                                         8

     (a) Aerocom is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor practices.

     (b) All obligations of Aerocom, whether arising by operation of law, by contract or by past custom, for payments by Aerocom directly to its employees or to trusts or other funds or to any governmental agency, for employment compensation benefits, workers compensation benefits, accident, sickness and disability benefits, pension, profit sharing and any other retirement benefits, social security benefits, vacation and holiday pay, bonuses and other forms of compensation, or any other benefits, have been paid or adequate accruals therefor have been made on the Financial Statements or, with respect to accruals required from December 31, 1997 through the Closing, have been made in accordance with Aerocom's normal accounting procedures and in compliance with generally accepted accounting principles, consistently applied.

         2.21         Employee Benefit Plans

     (a) Except for the plans and arrangements set forth in Section 2.21 of the Disclosure Schedule (the "Scheduled Plans"), neither Aerocom nor any member of the Controlled Group now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Plans"). For purposes of this Agreement, "Controlled Group" means a controlled or affiliated group within the meaning of Code ss. 414(b), (c), (m), or (o) of which Aerocom is a member. Aerocom has delivered to Unique correct and complete copies of all Scheduled Plans (including a detailed written description of any Scheduled Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to Aerocom) and, with respect to each Scheduled Plan, a copy of each of the following: (i) the most recent favorable determination letter, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, and
(vi) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Scheduled Plan that describes the terms of the Scheduled Plan.

     (b) Each Scheduled Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation ERISA. Each Scheduled Plan that is intended to be a qualified plan has received a favorable determination letter from the Internal Revenue Service; nothing has occurred since the date of the most recent favorable determination letter that would cause the loss

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



of the Scheduled Plan's qualification; and each such Scheduled Plan has at all times been in compliance, in form and in operation, in all material respects with the applicable requirements of the Internal Revenue Code and the applicable Treasury Regulations.

     (c) Neither Aerocom nor any party in interest (as such term is defined in ERISA ss. 3(14)) nor any disqualified person (as such term is defined in Code ss. 4975) has engaged in any prohibited transaction within the meaning of ERISA ss. 406 or Code ss. 4975 that would subject Aerocom to any liability.

     (d) All contributions to Scheduled Plans for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made prior to the Closing Date by Aerocom in accordance with past practice and the recommended contribution in the applicable actuarial report.

     (e) All insurance premiums with respect to each Scheduled Plan have been paid in full, subject only to normal retrospective adjustments in the ordinary course for policy years or other applicable policy periods ending on or before the Closing Date.

     (f) Neither Aerocom nor any member of the Controlled Group, nor any of their respective directors, officers, employees, or other fiduciary (as such term is defined in ERISA ss. 3(21)) has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Scheduled Plan.

     (g) Neither Aerocom nor any member of the Controlled Group has ever maintained, contributed to, or been obligated to contribute to any plan that is subject to Title IV of ERISA or the minimum funding requirements of Code ss.
412. Neither Aerocom nor any member of the Controlled Group has ever contributed to, been obligated to contribute to, or incurred any liability to a multiemployer plan (as such term is defined in ERISA ss. 3(37)).

     (h) With respect to each Scheduled Plan and Plan, there are no actions, suits, grievances, arbitrations or other manner of litigation, or claim with respect to any Scheduled Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any Scheduled Plan or Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA ss. 3(21)) of such Scheduled Plan or Plan, and Aerocom has no knowledge of any facts that could give rise to any action, suit, grievance, arbitration or other manner of litigation, or action.

     (i) Neither Aerocom nor any member of the Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Code ss. 4980B.

     (j) The consummation of the transactions contemplated by this Agreement will not result in any "excess parachute payments" within the meaning of Code ss. 280G.

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



     (k) No Plan provides retiree medical or retiree life insurance benefits to any person and Aerocom is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

     (l) Aerocom and the members of the Controlled Group have complied with the continuation coverage requirements of Sections 601 through 608 of ERISA and
Section 4980B of the Code.

         2.22 Collective Bargaining, Employment and Non-Competition Agreements. Aerocom is not a party to any collective bargaining or similar labor agreement.
Section 2.22 of the Disclosure Schedule sets forth (i) all consulting agreements to which Aerocom is a party and (ii) all employment, non-competition and compensation agreements (whether written or oral) with officers or other employees of Aerocom, together with a copy, or in the case of any oral agreement, a summary, of each such agreement. If a form employment or non-competition agreement is used, a copy of such form need only be included with a list of all such employees which have signed such form. Except as set forth in Section 2.22 of the Disclosure Schedule, all employees of Aerocom who customarily have direct contact with Company customers (including all officers, general managers, sales persons, drivers and distributors), have executed written non-competition agreements or employment agreements containing non-competition covenants in one of the forms attached hereto to Section 2.22. Except as set forth in such Section 2.22 of the Disclosure Schedule, there exist no labor grievances or other material problems involving labor relations of Aerocom which have not been fully satisfied or discharged. Neither Aerocom nor any Shareholder knows of any organizational effort to have any labor organization certified by Aerocom.

         2.23 Taxes and Tax Returns. Aerocom through the date of this Agreement has duly and timely filed all federal, state and local (United States and all foreign jurisdictions) tax returns required to be filed by it (unless a valid extension therefore has been granted), and all such returns are, or will be when filed, true, complete and correct in all material respects. Aerocom has duly and timely paid or made adequate provision for the payment of all taxes, assessments and other governmental charges which have been incurred as set forth in the aforementioned tax returns or are otherwise due and payable. All sales taxes required to be collected and remitted by Aerocom have been properly collected and remitted. All necessary sales tax exemption certificates have been obtained by Aerocom and all such certificates have been properly completed and maintained. No tax return filed by Aerocom is under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. No issue or issues have been raised in connection with any prior or pending inquiry into, or audit of, any tax filings of Aerocom which may be expected to be raised in the future by such taxing authorities and no facts exist or have existed which would constitute grounds for the assessment of any further tax liabilities, which individually or in the aggregate are material with respect to the periods which have not been examined by the IRS. Aerocom has made available to

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



Unique true and complete copies of all federal, state and local (United States and foreign) income tax returns for each of the past three years as set forth in
Section 2.23 of the Disclosure Schedule which it has filed together with copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of Aerocom except for liens for taxes not yet due. As used herein, "taxes" mean (a) all net income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Aerocom with respect to all periods or portions thereof ending on or before the Effective Time and/or (b) any liability of Aerocom for the payment of any amounts of the type described in the immediately preceding clause
(a) as a result of being a member of an affiliated or combined group.

         2.24 Compliance with  Applicable  Laws.  Except as set forth in Section
2.24 of the Disclosure Schedule, Aerocom is conducting and has conducted its business so as to comply with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, including without limitation all city, county, state and Federal statutes, laws, regulations and ordinances applicable to air or water pollution, environmental protection, soil contamination, hazardous substances (as defined in any of the following statutes which shall be deemed to include, without limitation, asbestos and PCBs), hazardous waste generation, transportation, storage and disposal or other environmental matters including the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Federal Hazardous Substances Act, the Solid Waste Disposal Act and other similar and related Federal and state laws and regulations regulating the protection of the environment, all as amended, compliance with the National Labor Relations Act as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title 7 of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, and the Employees Retirement Income Security Act of 1974, and any other law, ordinance, regulation, decree or order, the failure to comply with which might have a material adverse effect on the financial condition, business, properties, reputation, results of operations or prospects of Aerocom, Unique and Unique Sub. None of the real property or assets of Aerocom have been used for hazardous waste storage or disposal or have been contaminated by hazardous waste (as defined in the Resource Conservation and Recovery Act, or applicable state law) or hazardous substances (as defined in ss. 101(14), 42 U.S.C. ss. 9601(14), of CERCLA) and neither Aerocom's operations nor assets have contaminated the lands or waters of others with hazardous waste or hazardous substances. All underground or above-ground storage tanks contained on or under real estate used by Aerocom is described in Section 2.24 of the Disclosure Schedule. All such tanks are registered, were installed pursuant to existing laws and regulations at the time of such installation, and are at this date in full compliance with all applicable rules and regulations.

     2.25 SEC Disclosure. None of the information supplied or to be supplied by Aerocom for use in the Registration Statement (later defined), including Aerocom's SEC (later

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



defined) materials, contains any untrue statements of a material fact or omits to state all material facts which are necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the registration statement referred to in Section 6.4 hereof or as it finally is effective. "SEC" refers to the Securities Exchange Commission. Aerocom's "SEC materials" consists of the information furnished by Aerocom for inclusion in the Registration Statement.

     2.26 Inventory. None on the inventory reflected in the Financial Statements is obsolete or not saleable.

                     III. REPRESENTATIONS AND WARRANTIES OF
                              UNIQUE AND UNIQUE SUB

         Unique and Unique Sub jointly and severally covenant, represent and warrant with and to Aerocom and to the Shareholders, their heirs, successors or assigns, as follows:

         3.1 Organization. Unique is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and duly authorized under its Articles of Incorporation and under applicable laws to engage in the business conducted by it. Unique Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly authorized under its Articles of Incorporation and under applicable laws to engage in the business conducted by it.

         3.2 Capitalization. The authorized capital stock of Unique consists of 50,000,000 shares of Unique Common Stock, 14,222,970 of which were issued and outstanding on January 5, 1998. The authorized capital stock of Unique Sub consists of 10,000 shares of Unique Common Stock, 1,000 of which were issued and outstanding on January 15, 1998. All issued and outstanding shares of Unique Common Stock and Unique Sub's capital stock have been duly and validly issued and are fully paid and non-assessable and free of any claim of pre-emptive rights. Except as disclosed in filings with the SEC or as otherwise disclosed to the Shareholders, there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to the authorized or issued capital stock of Unique or Unique Sub or which could require the issuance of capital stock by Unique or Unique Sub.

         3.3 Authorization. The respective Board of Directors of Unique and Unique Sub each have approved, or will approve prior to Closing, the execution and delivery of this Agreement and the Articles of Merger and the performance by each of its respective obligations and undertakings hereunder and thereunder. The officers executing this Agreement on behalf of Unique and Unique Sub have authority to do so, and, upon execution by such officers, this Agreement shall be the valid and binding obligation of Unique and Unique Sub. Unique, as the sole shareholder of Unique Sub, has approved, or will approve prior to Closing, the execution and delivery of the Articles of Merger and the consummation of the transactions contemplated

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



thereby. The foregoing actions are sufficient to approve this Agreement, the Merger and all other transactions contemplated hereby in accordance with applicable corporate statutes.

         3.4 No Violation; Consents and Approvals. Neither the execution nor delivery of this Agreement and the Articles of Merger by Unique or Unique Sub nor the consummation of the transactions contemplated hereby and thereby will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Unique or any of its subsidiaries under (a) the provisions of their respective charters or Bylaws,
(b) the provisions of any obligation, indenture, agreement, permit or other instrument to which Unique or any of its subsidiaries is a party or which Unique or any of its subsidiaries holds, or (c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over Unique or any of its subsidiaries, except in the case of clause (ii) above where such violations individually or in the aggregate with all such other violations would not have a material adverse effect on the financial condition, business, properties, results of operations or prospects of Unique and its subsidiaries considered as a whole. Except for
(i) filing and recordation of the Articles of Merger and such other appropriate merger documents as may be required by the CBCA and (ii) any filings required in connection with the issuance of the shares of Unique Common Stock, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by Unique, Unique Sub or any of their subsidiaries of this Agreement and the Articles of Merger or the consummation by them of the transactions contemplated hereby and thereby.

         3.5          SEC Filings and Financial Statements.

     (a) Unique has furnished or, upon filing with the SEC, will furnish to the Shareholders, true and complete copies of (i) its Annual Report on Form 10-K for the fiscal year ended October 31, 1996, its Transition Report on Form 10-K for the five months ended March 31, 1997, its quarterly reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997 and its Current Reports on Form 8-K dated June 18, 1997 and June 30, 1997 as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Act"); (ii) its Proxy Statement relating to the Annual Meeting of stockholders of Unique held on August 19, 1997 (collectively, the "Unique SEC Filings"). The Unique SEC Filings did not, or will not, as of their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (b) The Unique SEC Filings contain true and complete copies of Unique's consolidated financial statements as of September 30, 1997, June 30, 1997, March 31, 1997, and October 31, 1996 and 1995, consolidated statements of income, and statements of common stockholders' equity and statements of cash flows for the periods then ended (collectively, the "Unique Financial Statements"). The Unique Financial Statements have been prepared from the books and records of Unique and present fairly the consolidated financial

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



position of Unique and its subsidiaries as of the dates thereof, all in conformity with United States generally accepted accounting principles applied on a consistent basis for such periods.

         3.6 Merger Stock. The Unique Common Stock to be issued in the Merger will, when issued and delivered, be duly authorized, validly issued, fully paid, nonassessable shares of Unique Common Stock, free of all claims of preemptive rights.

         3.7 Litigation. There are no actions, suits, claims, proceedings, investigations or inspections, pending or threatened, against or affecting Unique or its subsidiaries which could have a material adverse effect on Unique and its subsidiaries considered as a whole. To Unique's best knowledge formed after reasonable inquiry, there are no matters of litigation or governmental proceedings expected to be brought against it or its subsidiaries which could have a material adverse effect on the financial condition of Unique and its subsidiaries considered as a whole.

         3.8 SEC Disclosure. The Registration Statement will not contain any untrue statement of a material fact nor will it omit to state a material fact necessary to make the statements contained therein not misleading, except that no representation is made with respect to information to be contained therein regarding Aerocom and supplied by Aerocom or the Shareholders.

                        IV. COVENANTS OF THE SHAREHOLDERS
                                   AND AEROCOM

         4.1 Announcements and Communications. Aerocom and the Shareholders shall not, without the prior written approval of Unique, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement. Aerocom and the Shareholders shall promptly advise Unique of all communications which they receive pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

         4.2 Notice of Certain Actions. Aerocom shall promptly notify Unique of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Aerocom which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement or which relate to the consummation of the Merger.

         4.3 No-Shop Provision.  Until the Closing Date, neither Aerocom nor any
Shareholder: (i) shall seek to merge Aerocom into any entity other than Unique or an affiliate of Unique, (ii) shall negotiate or entertain any other offer with respect to the sale of all or part of the capital stock of Aerocom or substantially all of Aerocom's assets or (iii) shall authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any other proposals reasonably expected to lead to the acquisition of all or part of the capital stock of Aerocom or substantially all of Aerocom's assets.

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Aerocom and the  Shareholders  shall  promptly  notify  Unique and Unique Sub in writing of any such proposal.

         4.4 Conduct of Business Pending the Merger. The Shareholders and Aerocom covenant and agree, prior to the Effective Time, unless Unique shall otherwise agree in writing (which agreement will not be unreasonably withheld or delayed) or as otherwise expressly permitted or contemplated by this Agreement that:

     (a) the business of Aerocom shall be conducted only in the ordinary course of business and consistent with past practice and Aerocom shall not (i) make any material change in its operations including any general overall increase in pricing (which shall not prohibit price increases in the normal and ordinary course of business) or (ii) purchase or sell any significant properties or assets outside of the ordinary course of business or which would result in Aerocom owning in the aggregate an amount of properties and assets less than the aggregate amount of properties and assets owned by Aerocom on the date hereof;

     (b) Aerocom shall not (i) split, combine or reclassify any shares of its capital stock or (ii) declare, set aside or pay any dividend or other distribution or make any payment in cash, stock or property in respect of any shares of its capital stock;

     (c) Aerocom  shall not (i) amend its Articles of  Incorporation  or Bylaws,
(ii) issue or sell any shares of, or rights of any kind to acquire any shares of or to receive any payment based on the value of, its capital stock or any securities convertible into shares of any such capital stock, (iii) incur any indebtedness other than trade credits or working capital loans drawn on Aerocom's existing line of credit in the ordinary course of business, (iv) acquire, directly or indirectly, by redemption or otherwise, any shares of its capital stock, (v) cancel or decrease any existing insurance coverage, or (vi) modify any existing contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (d) Aerocom shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers and key employees, and to preserve the goodwill of those having business relationships with it;

     (e) Aerocom shall not (i) increase in any manner the compensation of any of its executive officers or key employees, (ii) increase in any manner the compensation of any of its other officers or employees, except in the ordinary course of business, (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement with any director, officer or key employee, whether past or present,
(iv) except as required by the terms of any existing plan, agreement or arrangement, adopt or commit itself to or enter into any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or employee, whether past or present or (v) amend any such plan, agreement or arrangement;


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     (f) other than  pursuant  to  commitments  set forth in Section  4.5 of the
Disclosure Schedule and other than in the ordinary course of business and consistent with past practice, Aerocom shall not make any capital expenditures or commitments for capital expenditures which individually exceed $25,000 or which in the aggregate exceed $100,000;

     (g) other than in the ordinary course of business and consistent with past practice, Aerocom shall not waive any rights of substantial value or make any payment, direct or indirect, of any material liability of such Company before the same comes due in accordance with its terms;

     (h) Aerocom shall not lease, mortgage, encumber or otherwise grant any interest in any of its assets or properties, except for liens for current taxes not yet due and liens or encumbrances that are not substantial in amount and do not materially detract from the value or impair the use of the property subject thereto;

     (i) Aerocom shall, at all times up to and including the Effective Time, maintain its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies; and

     (j) Aerocom shall not agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (j).

         4.5 Cause Conditions to be Satisfied. The Shareholders and Aerocom shall use their best efforts to cause all of the conditions set forth in Section
8.1 hereof to be satisfied at the earliest practical time.

                      V. COVENANTS OF UNIQUE AND UNIQUE SUB

         5.1 Announcements and Communications. Except as required by applicable laws, (i) prior to the Closing, Unique and Unique Sub shall not, without the prior written approval of the Shareholders, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement, and (ii) following the Closing, Unique shall not, without the prior written approval of the Shareholders, make any public announcement or furnish any information to the public concerning the price or terms of this Agreement.

         5.2 Capitalization of Aerocom. Within 30 days after the Closing Date, Unique shall contribute an aggregate amount of $500,000 in cash to the capital of Aerocom.

         5.3 Buy-Back of Equipment.  If within five years after the Closing Date
(i) Unique shall commence voluntary proceedings under the United States Bankruptcy Code, or (ii) involuntary proceedings shall be commenced against Unique and such proceedings shall not be dismissed within 90 days after filing, then (i) the non-competition clauses of the Non- Competition Agreements shall be terminated and (ii) the Shareholders shall have the option, to

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



be exercised by written notice from any of them to Unique, to purchase the manufacturing equipment owned by Aerocom immediately preceding the Closing Date together with all such equipment acquired after the Closing Date that is necessary for the manufacture of gears for Funk Manufacturing Company. The option purchase price shall be payable in cash in an amount equal to the appraised value of the equipment on a date within 30 days of the date of purchase. Upon exercise of an option to purchase, the Shareholders exercising such option shall become jointly and severally obligated to consummate the purchase.

         5.4 Cause Conditions to be Satisfied. Unique shall use its best efforts to cause all of the conditions set forth in Section 8.2 hereof to be satisfied at the earliest practical time.

                  VI. UNIQUE COMMON STOCK - REGISTRATION RIGHTS

         6.1 Unique Common Stock to be Issued. The Unique Common Stock to be issued in the Merger will not be registered under the Securities Act of 1933 (the "Act") at the time of issuance and will be issued pursuant to an exemption from registration. As a result, such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Unique assumes no obligation to register the shares of Unique Common Stock except as provided below. All shares of Unique Common Stock to be issued in the Merger will hereafter for purposes of this Article VI be referred to as the "Restricted Securities." The Restricted Securities will cease to be restricted when they have been effectively registered under the Act and disposed of in accordance with that registration or they have been distributed to the public pursuant to Rule 144 under the Act or they have been otherwise transferred and new certificates representing such securities have been delivered which do not bear any legend restricting their transfer and such securities are not subject to any stop transfer order or other restriction on transfer. In certain circumstances after the expiration of the registration rights provided for herein, sales of the Common Stock may be made in reliance upon Rules 144 and 145 of the Act and the terms and conditions thereof. Unique will supply the holders of such Unique Common Stock with such information as is necessary to enable them to make sales of Unique Common Stock under Rules 144 and 145 of the Act.

     6.2 Restrictive Legend. The certificates for shares issued pursuant to the Merger will each bear a legend substantially as follows:

                      The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel satisfactory to Unique that such registration is not required.

     6.3 Investment Representations. Aerocom and the Shareholders each acknowledge receipt of the Unique SEC Filings. The Shareholders acknowledge the willingness of Unique to provide appropriate officers to answer any questions that the Shareholders many have had with respect to the contents of the Unique SEC Filings. Each Shareholder has such knowledge and

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                                                        18
experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Unique Common Stock. Each Shareholder is able to bear the economic risk of the investment and has the ability to hold the Stock indefinitely and the ability to suffer a complete loss of his investment. Each Shareholder is acquiring the Unique Common Stock for investment for his own account, for investment purposes only, without any intention of subdividing or reselling such Stock prior to the time it is registered under the Act. Each Shareholder understands that investment in the Unique Common Stock is speculative and earnings therefrom are uncertain. Each Shareholder also understands that he may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of his interest in the Unique Common Stock in the absence of either (i) an effective registration statement covering such transaction under the Act and effective qualification or registration under all applicable state securities laws and regulations, or (ii) an opinion of counsel satisfactory to Unique to the effect that registration under the Act is not required and qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full). Each Shareholder also understands and agrees that that, as a further condition to any disposition, Unique may require that the proposed transferee furnish Unique with written representations substantially the same as those made by the Shareholder herein. Each Shareholder acknowledges that no representations or warranties have been made to him by Unique or any officer, director, agent or employee of Unique. Each Shareholder has had the opportunity to review the purchase of the Unique Common Stock subscribed for with his tax and legal counsel and investment representatives. Each Shareholder acknowledges that he may recognize taxable income to the extent of all cash received by him in the Merger, that such income will be taxed at ordinary income rates and that he will receive no opinion of tax counsel for Unique in connection with the Merger and must rely on his own tax advisors for tax advice in connection with the Merger. Each Shareholder agrees to indemnify and hold harmless Unique, its directors, officers, shareholders, agents and employees from and against any claim, demand, loss, liability and expense (including, without limitations, attorneys' fees and disbursements) incurred as a result of any misrepresentation or breach of any agreement, representation, warranty or covenant made by such Shareholder herein or in any other document furnished by such shareholder to any of such persons in connection with this transaction.

         6.4          Registration Rights.

     (a) Unique agrees to file with the SEC within 15 business days after the Effective Date, a registration statement on Form S-3 (the "Registration Statement") with respect to the resale by the Shareholders of (i) the Closing Shares and (ii) the Escrow Shares, if and when such shares are released from escrow pursuant to the Escrow Agreement, and to use reasonable efforts to cause the Registration Statement to become effective as soon as practicable thereafter; provided, however, that Unique shall not be responsible for any delay in filing or failure to file a Registration Statement which results from the failure of the Shareholders to provide to Unique such information as Unique requests in order to comply with the Act and regulations of the SEC. Unique will promptly prepare and file with the SEC such amendments and supplements to each such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective to comply with the

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



provisions of the Act with respect to the disposition of all of the Shares registered thereunder (collectively, the "Registered Shares") until the earlier of (x) such time as all of the Registered Shares have been disposed of in accordance with the intended methods of distribution by the Shareholders set forth in the Registration Statement (which shall consist of sales on the American Stock Exchange, in negotiated transactions or through a combination of methods but which shall not include an underwritten public offering), or (y) one year after the issuance of the shares covered thereby.

     (b)(i) Unique shall promptly notify the Shareholders of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Unique shall use reasonable efforts to obtain the withdrawal of any such stop order. In the event of any stop order suspending the effectiveness of the Registration Statement, Unique shall be required to keep the Registration Statement effective until the earlier of (x) such time as all Registered Shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Registration Statement or (y) the period required by paragraph (a) above plus an extended period equal to the number of days during which any such suspension was in effect.

     (ii) Notwithstanding anything to the contrary set forth in this Agreement, Unique's obligations under this Section to file the Registration Statement and to use reasonable efforts to cause the Registration Statement to become and remain effective (and the right of the Shareholders to use the prospectus contained therein) shall be suspended in the event and during such period as Unique determines that the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event) would require additional disclosure of material information by Unique in the Registration Statement, the confidentiality of which Unique has a business purpose to preserve or which fact or event would render Unique unable to comply with SEC requirements (in either case, a "Suspension Event"). The suspension of Unique's obligations in accordance with the preceding sentence shall not exist for any longer period of time than such suspension exists for other similarly restricted shareholders of Unique. Unique shall notify the Shareholders promptly in writing of the existence of any Suspension Event. In the case of any Suspension Event occurring prior to and delaying the filing of the Registration Statement, Unique shall file the Registration Statement as soon as practicable after the conclusion of the Suspension Event.

     (iii) Following the effectiveness of each Registration Statement, each Shareholder agrees that he will not effect any sales of the Registered Shares offered thereby at any time after he has received notice from Unique to suspend sales as a result of a stop order or the occurrence or existence of any Suspension Event. The Shareholders may recommence effecting sales of the Registered Shares offered thereby following further notice to such effect from Unique, which notice shall be given by Unique promptly after the withdrawal of any stop order or the conclusion of any such Suspension Event.

     6.5 Post-Effective Matters. Unique will deliver to the holders of such Restricted Securities after effectiveness of any registration under this Agreement, such reasonable number

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



of copies of a definitive prospectus included in such Registration Statement and of any revised or supplemental prospectus filed as such holders may from time-to-time request. Unique shall file post-effective amendments or supplements to such Registration Statement for a period continuing until the Shareholders have held their Restricted Stock for a period of one year. So long as a prospectus is required to be delivered under the Act, Unique agrees to use its reasonable best efforts to keep the Registration Statement effective at all times during such one year period and to at all times comply with the various applicable federal and state securities laws (after which period Unique may withdraw such Restricted Securities from registration), and shall deliver copies of the prospectus contained therein as herein-above provided. Notwithstanding the above, each Shareholder agrees to notify Unique if he sells all of his Restricted Securities within one year of issuance. Upon receipt of such notification from all of the Shareholders, Unique's obligation to keep the Registration Statement effective shall terminate. Each Shareholder also agrees to notify Unique at least two full business days in advance of any sale or series of sales of the Restricted Securities aggregating 10,000 or more shares of Unique Common Stock.

         6.6 Additional Governmental Approval. If, in connection with the registration under the Act, any Restricted Securities require registration or qualification with or approval of any United States or State governmental official or authority, other than registration under the Act, before such Restricted Securities may be sold, Unique will use its best reasonable efforts to take all actions required to be taken by Unique to cause any such shares to be duly registered, approved or otherwise qualified for sale, as may be required, provided, however, that it shall not be required to give a general consent to service of process or to qualify as a foreign corporation or subject itself to taxation as doing business in any such state.

         6.7 Registration Expenses. Unique shall pay all of the expenses in connection with the registration referenced herein, including without limitation costs of complying with federal and state securities laws and regulations, attorneys' fees of Unique, accounting fees, printing expenses and filing fees; except transfer taxes, underwriting commissions, discounts and expenses, and other expenses including attorneys' fees, of Aerocom and the Shareholders.

                            VII. UNIQUE DUE DILIGENCE

         7.1 Unique Due Diligence. During the period prior to the Closing Date, Aerocom and the Shareholders will give to Unique and its counsel, accountants, actuaries and other experts and other representatives, full access, during normal business hours, to Aerocom's and the Shareholders' (to the extent such items are used by Aerocom in its business) assets (including the leased real estate), contracts, commitments and other records (including computer files, retrieval programs and other documentation relating to Aerocom's business) and will furnish Unique and such representatives, with all such information and data concerning the affairs of Aerocom as Unique or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of Aerocom prior to the Closing. Unique shall be permitted to conduct, through its representatives, an environmental audit on any real estate leased by Aerocom at the cost and expense of Unique. The performance of the due diligence of Unique or Unique Sub or the acquisition of information

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



by  Unique  or  Unique  Sub  shall  not   relieve  any   Shareholder   from  any
representation, warranty or covenant made by him in this Agreement.

         7.2 Supplemental Disclosure. Aerocom and the Shareholders shall each have the continuing obligation to promptly supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by Unique.

                           VIII. CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Unique's and Unique Sub's Obligations. The performance of the obligations of Unique and Unique Sub under this Agreement are subject, at the election of Unique, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

     (a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Unique.

     (b) The representations and warranties of Aerocom and the Shareholders contained in this Agreement, the Disclosure Schedule or any certificate or document delivered to Unique or Unique Sub pursuant hereto shall be true and correct in all material respects on the date hereof and on the Closing, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by Unique. Aerocom and the Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing. Unique shall have been furnished with a certificate from Aerocom executed by the Shareholders and on behalf of Aerocom by the President or a Vice President of Aerocom dated the Closing Date, certifying to the fulfillment of the foregoing conditions by Aerocom and further certifying that to the best of such officer's knowledge there is no material pending or threatened litigation, proceeding or governmental investigation relating to such Company, and that there has been no material adverse change in the financial condition or business of Aerocom or any damage or destruction of assets of Aerocom which would affect Aerocom's ability to conduct business substantially as theretofore conducted.

     (c) There shall have been obtained written consents, in form and substance reasonably satisfactory to Unique, of each party whose consent to the transactions  contemplated  hereby  is  required  including  those  set forth in
Section 2.4 of this Agreement.

     (d) No bona fide litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement and the Articles of Merger.

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     (e) The Shareholders as the majority  shareholders of Aerocom and the Board of Directors of each of Unique and Unique Sub shall have voted to approve the matters referred to in this Agreement, the Articles of Merger and the transactions contemplated thereby.

     (f) Aerocom shall have delivered to Unique the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to
Section 9.1 hereof.

     (g) Each of the directors and officers of Aerocom shall have submitted his resignation as director or officer in writing effective the Closing Date unless otherwise approved in writing by Unique.

     (h) The exchange of shares of Unique Common Stock for shares of Aerocom Common Stock pursuant to this Agreement and the Articles of Merger shall be made in compliance with applicable federal and state securities laws.

     (i) The Merger shall be deemed to be effective under applicable CBCA.

         8.2 Conditions Precedent to Aerocom's and the Shareholders' Obligations. The performance of Aerocom and the Shareholders under this Agreement is subject, at the election of the Shareholders, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

     (a) The representations and warranties of Unique and Unique Sub contained in this Agreement or in any certificate or document delivered to the Shareholders pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by the Shareholders. Unique and Unique Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them, respectively, on or before the Closing. The Shareholders shall have been furnished with certificates from Unique and Unique Sub executed on behalf of Unique and Unique Sub by the President or a Vice President of Unique and Unique Sub, respectively, dated as of the Closing, certifying to the fulfillment of the foregoing conditions by Unique and Unique Sub, respectively.

     (b) No bona fide litigation or administrative proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement or Articles of Merger.

     (c) Unique and Unique Sub shall have delivered to the Shareholders at the Closing the documents required to be delivered pursuant to Section 9.2 hereof.


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                                                        23

     (d) At the time of Closing pursuant to this Agreement, Unique shall apply for and use its best efforts to obtain a listing of the Restricted Securities on the principal exchange on which any other Unique Common Stock is then listed.

     (e) The exchange of shares of Unique Common Stock for shares of Aerocom Common Stock pursuant to this Agreement and the Articles of Merger shall be made in compliance with applicable federal and state securities laws.

     (f) The Merger shall be deemed to be effective under applicable CBCA.

                    IX. DOCUMENTS TO BE DELIVERED AT CLOSING

     9.1 Documents to be Delivered by Aerocom or the Shareholders at the Closing. At the Closing, Aerocom or the Shareholders shall deliver to Unique and Unique Sub:

     (a) the Articles of Merger executed by Aerocom in the form of Exhibit A;

     (b) copies certified by the Secretary or Assistant Secretary of Aerocom of the resolutions of Aerocom's Board of Directors and the Shareholders approving this Agreement and the Articles of Merger and authorizing the transactions contemplated hereby and thereby;

     (c) the written consents, in form and substance reasonably satisfactory to Unique, of each party whose consent to the transactions contemplated hereby is required;

     (d) the resignations of each of the directors and officers of Aerocom, in writing effective the Effective Date;

     (e) custody of all of Aerocom's books, records, papers and other documents;

     (f) an Employment Agreement (the "Employment Agreement") executed by Lang and Buschy in the form of Exhibit 9.1(f);

     (g) a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement") executed by each of the Shareholders in the form of Exhibit 9.1(g);

     (h) an Escrow Agreement executed by the Shareholders in the form of Exhibit
1.2 (the "Escrow Agreement");

     (i) the Officer's certificate required under Section 8.1(b);


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



     (j) copies of the Articles of Incorporation, as amended, of Aerocom as certified by the Secretary of State of Colorado and copies of the Bylaws of Aerocom certified by the respective Secretary or an Assistant Secretary of Aerocom;

     (k) certificates of Good Standing of Aerocom issued by the Secretary of State of Colorado, dated within ten days of the Closing Date; and

     (l) the documents set forth in Section 8.1 to be delivered by Aerocom.

     9.2  Documents to be Delivered by Unique and Unique Sub at the Closing.  At
the  Closing,   Unique  and  Unique  Sub  shall   deliver  to  Aerocom  and  the
Shareholders:

     (a) a certified copy of the respective resolutions of the Board of Directors of Unique and Unique Sub approving this Agreement and authorizing the transactions contemplated hereby and, in the case of Unique, authorizing the issuance of the shares of Unique Common Stock to be exchanged pursuant to the Articles of Merger;

     (b) a certified copy of resolutions of the shareholder of Unique Sub approving this Agreement and the Articles of Merger and the transactions contemplated hereby and thereby;

     (c) the Articles of Merger executed by Unique and Unique Sub in the form of Exhibit A;

     (d) the Employment Agreements executed by Unique in the form of Exhibit 9.1(f);

     (e) the  Non-Competition  Agreements  executed  by  Unique  in the  form of
Exhibit 9.1(g);

     (f) the Escrow Agreement executed by Unique in the form of Exhibit 1.2;

     (g) the officer's certificate required under Section 8.2(b); and

     (h) the documents set forth in Section 8.2 to be delivered by Unique and such other certificates and documents as the Shareholders may reasonably request.

                               X. INDEMNIFICATION

         10.1 Survival of Representations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation or due diligence heretofore or hereafter made by or on behalf of any party hereto;

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



provided, however, that (i) the agreements set forth in Articles VI and XI hereof shall continue and survive until all obligations set forth therein shall have been performed and satisfied, and (ii) all other representations, warranties and agreements (including those made by Unique), shall terminate on the three year anniversary of the Closing Date except (y) as to matters with respect to which a party shall have given written notice of any claim within such period and (z) as to the matters set forth in Sections 2.23 and 2.24 (to the extent such representations and warranties in Section 2.24 relate to environmental liabilities) which shall continue and survive until such time as the applicable statute of limitations or tolling period for such acts, laws, regulations or agreements shall have expired. Notwithstanding the above limitations, indemnification for matters fraudulently concealed by any party hereto shall extend indefinitely or until the applicable statute of limitations period has expired.

         10.2         Indemnification.

     (a) Subject to the following provisions of this Article X, commencing on the Closing Date, each Shareholder shall defend, indemnify and hold harmless, Unique, Unique Sub and any of their respective officers, directors, employees and affiliates, from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated ("Claims"), which any of them may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of Aerocom or the Shareholders set forth in this Agreement except for those Claims, or portion of a Claim, which are covered by insurance maintained by Aerocom prior to Closing.

     (b) Subject to the following provisions of this Article X, commencing on the Closing Date, Unique and Unique Sub, jointly and severally, shall indemnify and hold the Shareholders harmless from all Claims which it may incur of suffer as a result of or arising out of (i) any breach of the representations, warranties, covenants or agreements of Unique or Unique Sub, set forth in this Agreement for which Claim has been made during the applicable periods hereunder except for those Claims, or portion of a Claim, which are covered by insurance maintained by Aerocom prior to Closing, or (ii) any action or omission of Unique in the operation of the business of Aerocom following the Closing.

     (c) The indemnification provisions contained in this Article X shall be the exclusive basis for the assertion of Claims or the imposition of liability by one party against another party to this Agreement arising from actions or Claims resulting from the breach or default of any representation, warranty, covenant or agreement contained herein. This Article X shall not, however, be the exclusive basis for asserting Claims arising from any subsequently entered into document or agreement including any non-competition or similar agreement to be entered into pursuant to this Agreement.

     10.3 Escrowed Shares; Indemnification Offsets. Unique may satisfy any Purchase Price adjustment set forth in Article I or any Claim which is the subject of indemnification herein from the Escrow Shares. Certificates evidencing the Escrow Shares, together with stock powers

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



executed in triplicate, shall be delivered to the Escrow Agent under the terms and conditions of this Article X and the Escrow Agreement. The escrow shall extend for three years subject to the terms of the Escrow Agreement.

         10.4         Indemnification Procedure; Arbitration.

     (a) Upon the commencement by any third party of any administrative or judicial proceeding or notice with respect to which any Claim is to be made, Unique shall deliver written notice of the Claim and the nature of the liability to the Shareholders for purposes of contesting any Claim asserted by Unique. With respect to any Claim that the Shareholders agree could, if successful, result in an obligation the Shareholders to indemnify Unique under the terms of this Article X, the Shareholders at their expense shall be entitled to control the defense of such Claim with counsel reasonably satisfactory to Unique. Unique shall control the defense of all other Claims. Neither party shall incur any liability hereunder with respect to the settlement of any Claim if such settlement is effected without such party's written consent, which consent shall not be unreasonably withheld and shall be given or withheld within 15 days from notice of any proposed settlement.

     (b) Each party shall furnish written notice of any other Claim it may have (other than third party Claims referred to in paragraph (a) above) hereunder (the "Indemnitees") to the others (the "Indemnitors"), setting forth the amount of the Claim, if known, and the nature of the liability. The Indemnitors shall have ten business days following the receipt of a notice of a Claim within which to deliver a written objection to the Indemnitees with respect to any Claim, setting forth the grounds for the objection (a "Disputed Claim"). Each party shall use its best efforts to settle any Disputed Claim within 20 business days following receipt by the Indemnitees of such objection. If any Disputed Claim is not settled within such 20 business day period, and such Disputed Claim involves less than $30,000, or upon agreement of the parties if such Disputed Claim involves more than $30,000, such dispute shall be submitted to arbitration to be conclusively determined by a panel of three arbitrators, one arbitrator being selected by Unique, one arbitrator being selected by the Shareholders, and the third arbitrator being selected by the two so selected by Unique and the Shareholders or, in the event of their inability to agree on a selection of a third arbitrator, as designated by the American Arbitration Association. All such arbitrators shall be appointed as soon as reasonably possible but in no event later than 60 days after the identification of a Disputed Claim. A hearing on such Disputed Claim shall be held within 60 days of the appointment of the last of the three arbitrators and the decision of such arbitrators shall be made within 30 days of such hearing. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. A written arbitral award shall be delivered to Unique and the Shareholders promptly following the resolution of a Disputed Claim by the arbitrators. Such award shall be final, binding and unappealable by any party thereto. All reasonable fees and expenses of the arbitrators and costs of the arbitration shall be paid as determined by the arbitrators and to the extent not so determined, each party shall pay its own expenses. Arbitration shall be conducted in Denver, Colorado.


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



         10.5 Escrow Not to Limit Indemnification. Notwithstanding anything herein to the contrary, the Shareholders shall indemnify Unique, its successors and assigns, to the extent provided in this Article X and such indemnification, to the extent provided, shall continue after the termination of the escrow provided in this Article X and shall not be limited to the Escrow Shares. Any Shareholder obligation arising under Article I or this Article X not satisfied by the Escrow Shares shall first be satisfied by the Shareholders returning Unique Common Stock to Unique valued at $8.18 per share. If a sufficient number of shares are not retained by the Shareholders to enable the Shareholders to make such payments using Unique Common Stock, the Shareholders shall pay Unique by the wire transfer of immediately available funds.

                             XI. CERTAIN AGREEMENTS

         11.1 Confidential Information. In the event the transactions contemplated by this Agreement are not consummated, each party hereto will hold all non-public confidential information which it obtained from the other parties hereto in the course of negotiating this Agreement, which it did not previously know or which was not previously in the public domain, confidential. No party will directly or indirectly use such information until the same shall become in the public domain (other than by disclosure by a party hereto receiving such information for use pursuant hereto). Each party will return to the applicable party all documents, objects and records obtained from such other party pursuant hereto which are not in the public domain.

         11.2 Liability for Events Prior to the Closing Date. The Shareholders shall be jointly and severally responsible for, and shall defend at their own cost, all claims, demand, actions, causes of action, liabilities and losses not set forth on the Aerocom Financial Statements arising from any bodily injury, property damage, environmental contamination or other occurrence attributable to or caused (in whole or in part) by any product sold, rented or supplied, or any service furnished, or any property owned or operated by Aerocom, or any other conduct of Aerocom. Any claim against Aerocom, Unique Sub or Unique alleging any such injury, damage or other occurrence shall be a claim for which Unique Sub and Unique are entitled to indemnity pursuant to Article X hereof and shall be governed by the provisions of that Section. Unique Sub and Unique shall notify the Shareholders upon Unique's becoming aware of any such claims.

         11.3 Preparation of Registration Statement. Aerocom will furnish Unique with such information concerning the business and financial condition of Aerocom and shall provide such assistance to Unique as may be reasonably necessary to enable Unique to describe Aerocom, this Agreement and the transactions contemplated hereby, and to disclose any other required informa tion, in the Registration Statement. Aerocom will cooperate with Unique to maintain the accuracy and completeness of the information in the Registration Statement and will promptly inform Unique of any material change, whether adverse or favorable, in the condition of Aerocom, financial or otherwise, which may affect the accuracy or completeness of the information set forth in the Registration Statement and which may occur at any time prior to the Closing Date.


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



         11.4 Destruction of Assets. Notwithstanding any other provision of this Agreement, if, on or prior to the Closing Date, assets or other material properties of Aerocom with a fair market value in excess of $50,000 shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Aerocom to an extent which materially adversely affects the value of Aerocom, Unique shall have the right, at its election, exercisable not later than ten days after it receives notice of such loss or damage, either to consummate the transaction contemplated by this Agreement, or, in lieu of every other right or remedy whatsoever, to terminate this Agreement or amend this Agreement with the consent of the Shareholders. In the event Unique terminates this Agreement, all parties shall be released from liability hereunder except as set forth in
Section 11.2 herein. In the absence of a contrary election, it shall be presumed that Unique has elected to complete the transaction hereunder. If the transaction hereunder is closed, there shall be no adjustment in the Purchase Price payable hereunder as a result of such loss or damage unless agreed upon in writing by the parties prior to Closing, and Unique shall then be entitled to retain all insurance proceeds and correct the damage itself through use of insurance proceeds and other funds available to it.

         11.5  Termination.  Except for those  obligations  set forth in Section
11.2 herein which shall not terminate, either Unique or Aerocom may, as applicable, on or prior to the Closing Date, terminate this Agreement without liability as set forth below (provided the terminating party is not responsible for the event which permits termination hereunder):

     (a) by Unique or the Shareholders, if a bona fide action or proceeding brought by a person not a party to this Agreement is pending wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transaction contemplated by this Agreement;

     (b) by Unique if,  following  examination by it of all matters set forth in
Section 7.1 and following completion of all other acts necessary to accomplish its due diligence, should it be determined by Unique in its reasonable discretion that the nature of Aerocom's business, assets, the condition of the real property and improvements or other matters material to this Agreement are substantially different as represented by Aerocom and the Shareholders, then consistent with the acknowledgment of the parties that Unique and Unique Sub executed this Agreement based upon the representations of Aerocom and the Shareholders, without the opportunity of fully examining Aerocom's business, assets and other factors, Unique and Unique Sub shall have the right to terminate this Agreement without any liability whatsoever upon written notice to the Shareholders, which notice shall be sent at any time prior to the Closing Date;

     (c) by Unique or the Shareholders if any governmental body or agency having jurisdiction and authority to prevent consummation of the transactions hereunder, has formally asserted that consummation of such transaction violates or would violate any applicable laws, or any rule or regulation of such body or agency;


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



     (d) by Unique or the Shareholders if any condition precedent to the obligation of such party to consummate the transaction has not been satisfied or waived;

In no event will any party entitled to terminate this Agreement pursuant to this
Section 11.6 be liable to the other party for money or other damages (liquidated or otherwise) for failure to consummate the transactions contemplated in this Agreement for any reason set out in this Section 11.5.

         11.6 Tax Compliance; Final Tax Return. Each of the parties agrees to take, or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable to qualify the transactions contemplated by this Agreement as a reorganization described in Sections 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code. Notwithstanding any other provision of this Agreement, the provisions of this Section shall survive the Closing for a period of three years or until six months following the expiration of the applicable statute of limitations for the period that includes the transactions contemplated by this Agreement, whichever is longer. Further, each Shareholder agrees to prepare all federal, state and local tax returns required to be filed by Aerocom through the Effective Time consistent with prior year returns, subject to Unique's written approval of each such return, which approval will not be unreason ably withheld.

     11.7 Assignment of Name. Each Shareholder agrees to assign any and all rights he may have in the name "Aerocom" to Aerocom.

                               XII. MISCELLANEOUS

         12.1 Expenses. Except as provided for herein, each party hereto shall pay all of its or his expenses incurred by it or him in connection with this Agreement and in consummation of the transactions contemplated hereby and in preparation therefor, including, without limitation, the fees and expenses of its or his respective attorneys, accountants and financial advisors.

         12.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if mailed by registered mail, postage prepaid, return receipt requested, or by Federal Express or similar overnight delivery service, or if delivered personally or by telecopy, at the following addresses pending the designation of another address in accordance with the provisions hereof:

                      (a)         If to Unique and/or Unique Sub:

                                  Unique Mobility, Inc.
                                  425 Corporate Circle
                                  Golden, CO  80401
                                  Attention: Donald A. French
                                  Telecopy No. 303-279-8710


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                                                        30

                                  With a copy to:

                                  Holme Roberts & Owen LLP
                                  1700 Lincoln Street, Suite 4100
                                  Denver, CO  80203
                                  Attention: Nick Nimmo
                                  Telecopy No. 303-866-0200

                      (b)         If to Aerocom or the Shareholders:

                                  Thomas J. Lang
                                  2870 Wilderness Place
                                  Boulder, CO  80301
                                  Telecopy No. 303-440-8108



         All deliveries required to be delivered to or received from Unique or Unique Sub shall be satisfied by delivery to or receipt from Unique.

         12.3 Entire Agreement. This Agreement, the Articles of Merger and the other exhibits hereto contain all the terms agreed upon between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications, whether oral or written. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

         12.4 Headings. The headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

         12.5 Successors in Interest. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respec tive heirs, legal representatives, personal representatives, successors and assigns.

         12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

     12.7 Governing Law. This Agreement shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of Colorado.

         12.8 Brokerage. Aerocom, the Shareholders, Unique and Unique Sub represent and warrant that all negotiations relating to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm. Aerocom, the Shareholders, Unique and Unique Sub shall each indemnify the others and hold them harmless against and in respect of any claim for brokerage, finders fees, or other fees or commissions relating to this

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



Agreement or to the transactions contemplated hereby caused by their actions relating to brokerage or similar fees.

         12.9 Waiver. At any time prior to the Effective Time, the parties hereto by action taken by their respective Board of Directors may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.10 Remedies for Breach; Specific Performance. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties will be entitled, without bond or other security, to an injunction or injunctions to prevent breaches of the covenants or agreements contained in this Agreement and to enforce specifically this Agreement and the covenants and agreements contained herein or therein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party agrees that should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

         12.11 Construction. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.



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


                                                     - 33 -


         IN WITNESS WHEREOF, Aerocom, the Shareholders, Unique and Unique Sub each has caused this Agreement to be duly executed in its name and on its behalf, all as of the day and year first above written.

                                                   AEROCOM INDUSTRIES INC.


                                                   By: _/s/_____________________
                                                           Thomas J. Lang
                                                               President


                                                   UNIQUE MOBILITY, INC.


                                                   By: __/s/____________________
                                                           Name:Donald A. French
                                                                       Treasurer

                                                   UNIQUE MERGER SUB, INC.


                                                   By:_/s/______________________
                                                           Name:Donald A. French
                                                                       Treasurer

                                  SHAREHOLDERS:


                                                   __/s/________________________
                                                      Thomas J. Lang


                                                   _/s/_________________________
                                                      James M. Buschy

                                                   _/s/_________________________
                                Robert C. Jeffers

                                                   _/s/_________________________


                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered
into as of this 16th day of January, 1998, by and among Unique Mobility, Inc., a Colorado corporation ("Unique"), Thomas J. Lang, James M. Buschy, Robert C. Jeffers and Gary P. Morton (the "Shareholders") and Norwest Bank Colorado, N.A.(the "Escrow Agent").

                              W I T N E S S E T H :

     WHEREAS, Unique and Shareholders have prior to the execution of this Escrow Agreement entered into an Agreement and Plan of Merger and Reorganization dated as of January 16, 1998 (the "Agreement");

     WHEREAS, pursuant to the terms of the Agreement, the Shareholders have agreed that of the total number of shares of Unique' Common Stock being transferred to the Shareholders (the "Shares"), 10% of the Shares shall be held in Escrow pursuant to the terms of this Escrow Agreement (the "Escrowed Shares"); and

     WHEREAS, in accordance with the provisions of the Agreement, Norwest Bank Colorado, N.A. is designated to act as Escrow Agent for the parties hereto under the terms of this Escrow Agreement and pursuant to the terms of the Agreement, the pertinent provisions of which are incorporated herein by reference.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS

     (1) Appointment of Escrow Agent. Unique and the Shareholders hereby appoint Norwest Bank Colorado, N.A. as Escrow Agent and such person hereby agrees to serve as Escrow Agent pursuant to the terms of this Escrow Agreement and the Agreement.

     (2) Deposit of Escrow Shares. Pursuant to the terms of the Agreement, the Shareholders agree to assign, transfer and deliver all of the Escrowed Shares to the Escrow Agent. The Escrowed Shares shall be evidenced by stock certificates endorsed in blank by the Shareholders or with attached stock powers duly executed in blank by the Shareholders in proper form for transfer, with all signatures guaranteed and all required stock transfer stamps attached. Thereafter, Escrow Agent shall hold the Escrowed Shares pursuant to the terms of this Escrow Agreement and the Agreement. The Escrow Agent shall also hold any and all Escrowed Funds pursuant to the terms of this Escrow Agreement. The term "Escrowed Funds" shall include sale proceeds from the sale of any of the Escrowed Shares pursuant to the terms of this Escrow Agreement and interest or other amounts earned on such proceeds. Dividends paid on the Escrowed Shares shall be paid to the Shareholders.

     (3) Administration and Investment
of Stock Certificates and Escrowed Funds. The Escrow Agent agrees to receive and hold in escrow the Escrowed Shares and/or Escrowed Funds pursuant to the terms of the Agreement and this Escrow Agreement and to perform the acts and duties imposed upon it under the terms and conditions of both this Escrow Agreement and the Agreement. Upon written request of the Shareholders, the Escrow Agent shall sell all or a portion of the Escrowed Shares pursuant to instructions provided by the Shareholders provided such sale can be made pursuant to the terms of the Agreement. The Escrow Agent shall invest and reinvest the Escrowed Funds in savings accounts, money market funds, other short-term investment vehicles which will not incur a penalty upon withdrawal and which are FDIC insured instruments of United States banks, short-term securities issued by the United States Government, or other investments if authorized by both Unique and the Shareholders in writing. All interest, dividends and other amounts earned or paid on the Escrowed Funds shall be held by the Escrow Agent until released pursuant to this Escrow Agreement.

     (4) Disbursement of Escrowed Funds and Escrowed Shares; Termination of Escrow Agreement. Pursuant to the terms of the Agreement, the Escrow Agent may satisfy any and all claims of Unique for which Unique is entitled to reimbursement (such as in the event of a post-closing adjustment to the purchase price) or indemnification pursuant to the terms of the Agreement (collectively a "Claim" or "Claims") by transferring all or a portion of the Escrowed Shares or Escrowed

Funds to Unique to satisfy all such Claims. Any such transfer may only be made upon the unanimous agreement of the Shareholders or pursuant to a valid court order, binding arbitration award or authorization as provided for herein or in
Article X of the Agreement. In satisfying such Claims the Escrow Agent shall first disburse the Escrowed Shares or a portion thereof to Unique. To the extent any such Claim is not fully satisfied after disbursing all of the Escrowed Shares, the Escrow Agent shall disburse the Escrowed Funds or the portion thereof necessary to satisfy any such Claim to Unique. The Escrowed Shares shall be valued at $8.18 per share, subject to adjustment to reflect any stock split or stock dividend paid on the Escrowed Shares (the "Unique Share Value") for purposes of satisfying all such Claims regardless of what the market value may be at the time any such Claim is satisfied. Upon written notification from Unique and the Shareholders, or upon the 36 month anniversary of this Escrow Agreement, whichever is earlier, Escrow Agent shall disburse the balance of the Escrowed Shares and Escrowed Funds to the Shareholders or, if any Shareholder has died, to his estate. Notwithstanding the foregoing, if on the date of the escrow share distribution to the Shareholders as set forth above, there shall be a pending Claim, there shall be withheld from the Escrowed Shares distribution and retained in escrow that number of Escrowed Shares having a value (determined on the basis of the Unique Share Value) and Escrowed Funds if necessary, equal to the amount reasonably estimated by Unique to cover the reimbursement or indemnification obligation of the Shareholders for any such pending Claims. Any action which has been threatened by a third party, which if brought might constitute a Claim, shall be considered a pending Claim. Unique shall notify the Shareholders and Escrow Agent in writing of any Claim or any such pending Claims prior to the scheduled 36 month termination of this Escrow Agreement. Upon the disbursement of all Escrowed Funds and/or delivery of the Escrowed Shares, including those which continue to be held in Escrow after the 36 month anniversary of this Escrow Agreement, this Escrow Agreement shall be terminated.

     (5) Voting Rights, Stock Splits, etc. The Shareholders shall have the right to vote the Escrowed Shares during the time such shares are held in escrow pursuant hereto. All shares of Unique Common Stock payable in respect of Escrowed Shares as a result of any stock split or other non-cash distribution (including a stock dividend) shall be deposited with the Escrow Agent by the Shareholders, together with appropriate stock powers executed by the Shareholders.

     (6) Deposit Records. The Escrow Agent shall forward all account records or statements related to the Escrowed Shares or Escrowed Funds and interest earned thereon to Unique and the Shareholders. The Escrow Agent shall deliver to Unique and the Shareholders, upon final disbursement, a complete accounting of all transactions relating to this Escrow

Agreement. The Shareholders shall be responsible for any income tax or other tax, federal and state, levied upon interest earned on the Escrowed Funds or dividends declared on the Escrowed Shares.

     (7) Provisions Concerning Escrow Agent.

     (a) The Escrow Agent shall be entitled to rely, and shall be protected in acting or refraining from acting, upon any instruction, document or instrument furnished to them hereunder and believed by it to be genuine and believed by it to have been signed or presented by Unique or the Shareholders. Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instructions or direction. The Escrow Agent shall not be liable for any action (or refraining from any action) taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it in this Escrow Agreement or the Agreement. The Escrow Agent may consult with counsel of its choice and shall be fully protected and indemnified in acting or refraining to act in good faith in accordance with the opinion of such counsel.

     (b) The Escrow Agent shall be entitled
to a $1,500 fee and reimbursement for out-of-pocket expenses, including, but not limited to, reasonable attorneys' fees incurred in connection with the performance of its duties hereunder, to be paid by Unique. The Escrow Agent shall not collect any fee from the Escrowed Shares or Escrowed Funds.

     (c) Unique and the Shareholders each agree to indemnify and hold the Escrow Agent harmless against any and all loss, damage, liability or expense incurred arising out of or in connection with the acceptance of its position as Escrow Agent and the administration of this Escrow Agreement, including the costs and expenses of defending against any claim in connection with the performance of its duties hereunder; provided, however, that the Escrow Agent shall not be indemnified for any loss, damage, liability or expense caused by or arising out of such Escrow Agent's gross negligence, willful misconduct or failure to act in good faith.

     (d) It shall be the Escrow Agent's responsibility for the safekeeping of the Escrowed Funds and Escrowed Shares, the disbursement and delivery of such Escrowed Funds and Escrowed Shares in accordance with this Escrow Agreement and the Agreement, and the maintenance of records in accordance with this Escrow Agreement, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the Escrowed Funds, the Escrowed Shares or this Escrow Agreement.

                  (e) If any disagreement should arise among Unique or the Shareholders with respect to this Escrow Agreement, the Escrowed Funds or Escrowed Shares, the Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold or stop all performance under this Escrow Agreement (save and except the safekeeping of the Escrowed Funds and Escrowed Shares) until the Escrow Agent is satisfied that such disagreement has been resolved; or (ii) file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrowed Funds or the Escrowed Shares.

                  (f) The Escrow Agent is authorized to disregard any and all notices or instructions given it by Unique or the Shareholders, or by any other person, firm or corporation, except only such notices or instructions as are provided for herein or any order or process of any court with jurisdiction. If any property held hereunder is at any time attached, garnished, or levied upon under any court order or by federal, state or local taxing authorities, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, levy, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, levy, judgement or decree, it shall not be liable to any of the parties hereto, or any other person, firm or corporation, by reason of such compliance even though such order, writ, levy, judgment or decree may be subse quently reversed, modified, annulled, set aside or vacated.

                  (g) The Escrow Agent shall not be required or have a duty to notify any person of any payment or the maturity of any security held hereunder nor shall it be required to take any legal action to enforce payment of any security held hereunder.

                  (h) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of endorsement thereon, or for any lack of endorse ment thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, endorsement or escrow instructions.

                  (i) Upon the resignation of the Escrow Agent, the Shareholders and Unique may jointly appoint a successor Escrow
Agent.

         (8)     Miscellaneous.

                  (a) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The parties hereto consent to the jurisdiction of the courts of the State of Colorado to resolve any disputes hereunder.

                  (b) This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, representatives, successors and assigns.

                  (c) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered in accordance with the giving of notice requirements set forth in the Agreement.

                  (d) This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  (e) All capitalized terms used in this Escrow Agreement which are not otherwise defined herein shall have the meaning assigned to them in the Agreement unless the context hereof otherwise requires.

         IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.


Unique:                                              UNIQUE MOBILITY, INC.


                                                     By /s/_____________________

Shareholders:

                                                     /s/________________________
                                                     THOMAS J. LANG


                                                     /s/________________________
                                                     James M. Buschy



                                                     /s/________________________
                                                     Robert C. Jeffers


                                                     /s/________________________
                                                     Gary P. Morton


Escrow Agent:

                                                     Norwest Bank Colorado, N.A.

                                                     By /s/_____________________